NEWS RELEASE

2108 East South Boulevard	Montgomery, Alabama 36116	Telephone 334-288-3900

FINANCIAL CONTACT:	MEDIA CONTACT:
Stephen G. Rutledge	David Rickey
Senior Vice President, CFO	Vice President – Public Relations
and Chief Investment Officer	(334)613-4034
(334)613-4500

ALFA CORPORATION REPORTS FIRST QUARTER 2007 RESULTS

Montgomery, Alabama (May 2, 2007) — Alfa Corporation (NASDAQ:ALFA) today announced financial results for the three months ended March 31, 2007. Operating income for the quarter was $13,514,159, or $0.17 per diluted share, compared with operating income of $20,055,079, or $0.25 per diluted share, for the first quarter of 2006, a decrease of 33.0% on a per share basis. Net income, which includes net realized investment gains, was $14,328,820, or $0.18 per diluted share for the first quarter of 2007, compared with $20,137,442, or $0.25 per diluted share in 2006, a per share decrease of 29.2%. Premiums and policy charges for the first quarter of 2007 increased 5.3% to $178,006,383.

Alfa’s results for the first quarter of 2007 were affected by losses from the tornado in Enterprise, Alabama, as well as other storms throughout the state in February and March. The impact of these claims on Alfa Corporation’s first quarter earnings, after reinsurance and taxes, was $0.11 per diluted share compared with $0.08 per diluted share in the first quarter of 2006 from the same type of weather-related events. In addition, costs associated with the acquisition of Virginia Mutual and the related commutation of the inter-company quota share, together with the adoption of Statement of Position (SOP) 05-1, Accounting for Deferred Acquisition Costs In Connection With Modifications or Exchanges of Insurance Contracts, added approximately $1.7 million, after-tax, of additional expense in the first quarter of 2007, resulting in an additional earnings decline of $0.02 per diluted share during the quarter.

Alfa’s Chairman, President and Chief Executive Officer, Jerry A. Newby, said, “Storm losses had a significant impact on our first quarter results. When such dramatic events occur, our first thoughts are with our policyholders and taking care of them in their time of need. I am proud of the way our claims personnel responded as we dealt with storm damage across the state of Alabama. Despite this level of storm activity, stockholders’ equity increased $9.5 million for the quarter. We continue to experience sound top-line growth, and our core loss ratio remains outstanding at 57.8%.”

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ALFA Reports First Quarter 2007 Results

May 2, 2007

Alfa Corporation will host a conference call on Wednesday, May 2, at 10:30 a.m. Eastern time. Investors and other interested parties may access the teleconference by calling 1-800-240-2430 or via links located on Alfa’s web site: www.alfains.com. A 30-day Internet replay of the call will also be available from Alfa’s web site.

Alfa Corporation is engaged in insurance and financial activities through its subsidiaries. The common stock of Alfa Corporation is traded on the Nasdaq Stock Market’s Global Select Market under the symbol ALFA.

The associated investor supplement package for the first quarter ended March 31, 2007, may be found by clicking on the web cast link in the “Invest in Alfa” section of Alfa’s web site and is also available at: http://www.irinfo.com/alfa/ALFA1Q07FS1.pdf.

Investors are cautioned that statements in this press release which relate to the future are, by their nature, uncertain and dependent upon numerous contingencies – including political, economic, regulatory, climatic, competitive, legal, and technological – any of which could cause actual results and events to differ materially from those indicated in such forward-looking statements. Additional information regarding these and other risk factors and uncertainties may be found in Alfa Corporation’s filings with the Securities and Exchange Commission.

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ALFA Reports First Quarter 2007 Results

May 2, 2007

ALFA CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,			Statistics
	2007	2006	% Change	2007	2006
Revenues
Premiums - Property and Casualty Insurance	155,378,827	147,415,932	5.40
Premiums - Life Insurance	12,556,170	11,745,853	6.90
Policy Charges - Life Insurance	10,071,386	9,832,678	2.43
Net Investment Income	27,446,957	23,975,664	14.48
Other Income	8,614,685	7,369,745	16.89

Total Revenues	214,068,025	200,339,872	6.85

Benefits, Losses and Expenses
Benefits, Claims, Losses and Settlement Expenses	134,016,213	118,819,689	12.79	62.60	59.31
Dividends to Policyholders	1,144,010	1,115,000	2.60	0.53	0.56
Amortization of Deferred Policy Acquisition Costs	35,953,849	30,724,622	17.02	16.80	15.34
Other Operating Expenses	24,585,693	22,037,491	11.56	11.48	11.00

Total Benefits, Losses and Expenses	195,699,765	172,696,802	13.32	91.42	86.20

Income Before Income Tax Expense	18,368,260	27,643,070	(33.55)	8.58	13.80
Income Tax Expense	4,854,101	7,587,991	(36.03)	26.43	27.45

Operating Income	13,514,159	20,055,079	(32.61)
Realized Investment Gains, Net of Tax	814,661	82,363	889.11

Net Income	14,328,820	20,137,442	(28.84)

Operating Income Per Share - Basic	0.17	0.25	(32.77)

Operating Income Per Share - Diluted	0.17	0.25	(32.96)

Net Income Per Share - Basic	0.18	0.25	(29.01)

Net Income Per Share - Diluted	0.18	0.25	(29.21)

Dividends Per Share	0.11	0.10	10.00

Average Shares Outstanding - Basic	80,485,290	80,301,335	0.23

Average Shares Outstanding - Diluted	81,545,408	81,122,521	0.52

Management believes that operating income and operating income per share, non-GAAP financial measures, serve as meaningful tools for assessing the profitability of the Company’s ongoing operations. Operating income is defined by the Company as net income excluding realized investment gains and losses, net of applicable taxes. Operating income per share represents operating income divided by the weighted average shares outstanding for the reporting period. Management uses operating income and operating income per share as measures of the Company’s ongoing profitability since they eliminate the effect of securities market volatility from earnings.

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ALFA Reports First Quarter 2007 Results

May 2, 2007

ALFA CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

	(Unaudited) March 31, 2007	December 31, 2006 (1)	% Change
Assets
Investments:
Fixed Maturities Held for Investment, at amortized cost (fair value $46,358 in 2007 and $57,272 in 2006)	$44,251	$55,052	-19.62%
Fixed Maturities Available for Sale, at fair value (amortized cost $1,517,733,537 in 2007 and $1,436,188,473 in 2006)	1,529,945,399	1,446,693,702	5.75%
Equity Securities Available for Sale, at fair value (cost $107,603,305 in 2007 and $101,177,606 in 2006)	116,735,113	111,427,207	4.76%
Policy Loans	66,149,643	64,949,875	1.85%
Collateral Loans	125,425,856	128,685,111	-2.53%
Other Long-Term Investments	83,568,162	86,823,771	-3.75%
Short-Term Investments	155,959,411	167,683,154	-6.99%

Total Investments	2,077,827,835	2,006,317,872	3.56%
Cash	28,378,550	37,218,109	-23.75%
Other Long-Term Investments in Affiliates	117,396,766	120,819,010	-2.83%
Accrued Investment Income	18,066,998	17,026,711	6.11%
Accounts Receivable	93,090,208	84,100,246	10.69%
Reinsurance Balances Receivable	7,944,975	6,015,853	32.07%
Deferred Policy Acquisition Costs	227,672,566	224,516,950	1.41%
Goodwill	9,576,218	9,576,218	0.00%
Other Intangible Assets (net of accumulated amortization of $1,537,650 in 2007 and $1,366,800 in 2006)	7,570,350	7,741,200	-2.21%
Other Assets	20,576,358	20,906,925	-1.58%

Total Assets	$2,608,100,824	$2,534,239,094	2.91%

Liabilities and Stockholders’ Equity
Policy Liabilities and Accruals - Property and Casualty Insurance	$188,769,584	$172,664,652	9.33%
Policy Liabilities and Accruals - Life Insurance Interest-Sensitive Products	668,344,003	646,354,761	3.40%
Policy Liabilities and Accruals - Life Insurance Other Products	210,528,311	205,449,027	2.47%
Unearned Premiums	250,920,934	236,481,371	6.11%
Dividends to Policyholders	11,748,981	11,882,776	-1.13%
Premium Deposit and Retirement Deposit Funds	4,861,316	4,921,879	-1.23%
Deferred Income Taxes	21,344,182	25,547,554	-16.45%
Other Liabilities	86,616,272	75,222,398	15.15%
Due to Affiliates	30,984,327	24,355,859	27.22%
Commercial Paper	199,334,991	206,923,215	-3.67%
Notes Payable	70,000,000	70,000,000	0.00%
Notes Payable to Affiliates	28,267,675	27,516,459	2.73%

Total Liabilities	1,771,720,576	1,707,319,951	3.77%

Commitments and Contingencies
Stockholders’ Equity :
Preferred Stock, $1 par value	—	—	0.00%
Shares authorized: 1,000,000
Issued: None
Common Stock, $1 par value	83,783,024	83,783,024	0.00%
Shares authorized: 110,000,000
Issued: 83,783,024
Outstanding: 80,515,613 in 2007 and 80,459,113 in 2006
Capital in Excess of Par Value	31,029,684	27,502,452	12.83%
Accumulated Other Comprehensive Income	14,215,033	14,200,535	0.10%

(unrealized gains on securities available for sale, net of tax of $14,125,818 in 2007 and $14,019,988 in 2006; unrealized gains on interest rate swap contract, net of tax of $39,620 in 2007 and $105,541 in 2006; unrealized gains on other long-term investments, net of tax of $49,595 in 2007 and $75,006 in 2006)

Retained Earnings	744,272,988	738,811,778	0.74%
Treasury Stock, at cost (shares, 3,267,411 in 2007 and 3,323,911 in 2006)	(36,920,481)	(37,378,646)	-1.23%

Total Stockholders’ Equity	836,380,248	826,919,143	1.14%

Total Liabilities and Stockholders’ Equity	$2,608,100,824	$2,534,239,094	2.91%

Book Value per share	$10.39	$10.28

(1)	Derived from audited financial statements

-END-

Alfa Corporation

Investor Supplement

First Quarter 2007

This Investor Supplement is for informational purposes only. The consolidated financial statements and financial exhibits included herein are unaudited. These consolidated financial statements and exhibits should be read in conjunction with the consolidated financial statements and notes thereto included in Form 10-K.

Measures used in these financial statements and exhibits that are not based on generally accepted accounting principles (“non-GAAP”) are denoted with an asterisk (*) the first time they appear. These measures are defined on the page “Definitions of Non-GAAP, GAAP and Operating Measures” and are reconciled to the most directly comparable GAAP measure herein.

ALFA CORPORATION

PROPERTY/CASUALTY SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,			Ratios
	2007	2006	% Change	2007	2006
INCOME STATEMENT
Revenues
Automobile Premiums	$96,989	$92,499	4.9
Homeowner Premiums	54,150	51,509	5.1
Other Premiums	4,240	3,408	24.4

Total Premiums - Property and Casualty Insurance	155,379	147,416	5.4	100.0%	100.0%
Net Investment Income	11,561	9,679	19.4
Other Income	4,844	3,414	41.9

Total Revenues	171,784	160,509	7.0
Benefits, Losses and Expenses
Incurred Losses (Non-storm)	89,787	82,009	9.5	57.8%	55.6%
Incurred Losses (Storm)	13,915	9,912	40.4	9.0%	6.7%
Loss Adjustment Expense	7,930	7,044	12.6	5.1%	4.8%

Total Benefits, Claims, Losses and Settlement Expenses	111,632	98,965	12.8	71.9%	67.1%
Amortization of Deferred Policy Acquisition Costs	31,379	27,780	13.0	20.2%	18.8%
Other Operating Expenses	15,032	13,767	9.2	9.7%	9.3%

Total Operating Expenses	46,411	41,547	11.7	29.9%	28.1%

Total Benefits, Losses and Expenses	158,043	140,512	12.5	101.8%	95.2%

Income Before Income Tax Expense	13,741	19,997	(31.3)
Income Tax Expense	3,330	5,134	(35.1)

Operating Income *	10,411	14,863	(30.0)
Realized Investment Gains (Losses), Net of Tax	(1,400)	(689)	(103.2)

Net Income	$9,011	$14,174	(36.4)

Operating Income Per Share - Diluted *	$0.13	$0.18	(30.3)
Net Income Per Share - Diluted	$0.11	$0.17	(36.8)

Operating Return on Equity*	16.8%	17.9%

Return on Equity*	16.0%	17.2%

Other Key Information
Earned Premium by Market
Alabama	$111,689	$109,417	2.1	71.9%	74.2%
Georgia	7,913	7,904	0.1	5.1%	5.4%
Mississippi	10,616	9,848	7.8	6.8%	6.7%
Alliance/VA Mutual	5,666	5,329	6.3	3.7%	3.6%
Nonstandard	19,495	14,918	30.7	12.6%	10.1%

Total Earned Premium	$155,379	$147,416	5.4	100.0%	100.0%

Incurred Losses by Market (Non-storm)
Alabama	$63,002	$59,984	5.0	56.4%	54.8%
Georgia	5,261	5,118	2.8	66.5%	64.8%
Mississippi	6,048	4,736	27.7	57.0%	48.1%
Alliance/VA Mutual	1,520	2,494	(39.1)	26.8%	46.8%
Nonstandard	13,956	9,677	44.2	71.6%	64.9%

Total Incurred Losses	$89,787	$82,009	9.5	57.8%	55.6%

Lapse Ratio: Preferred and Standard Classes *	3.17%	3.43%
Net Written Premium by LOB
Automobile	$105,400	$108,589	(2.9)
Homeowner	53,822	50,855	5.8
Other	4,891	4,535	7.9

Total Net Written Premium	$164,113	$163,979	0.1

Net Written Premium by Market
Alabama	$114,072	$111,715	2.1
Georgia	8,208	8,218	(0.1)
Mississippi	10,446	10,576	(1.2)
Alliance/VA Mutual	6,264	4,425	41.6
Nonstandard	25,123	29,045	(13.5)

Total Net Written Premium	$164,113	$163,979	0.1

Data may differ from actual due to rounding.

ALFA CORPORATION

LIFE SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,			Ratios
	2007	2006	% Change	2007	2006
INCOME STATEMENT
Revenues
Traditional Life Insurance Premiums	$12,167	$11,255	8.1
Universal Life Policy Charges	5,573	5,392	3.4
Universal Life Policy Charges - COLI	1,673	1,699	(1.5)
Interest-sensitive Life Policy Charges	2,825	2,741	3.1
Annuity Policy Charges	—	—	0.0
Group Life Insurance Premiums	536	491	9.2

Total Premiums and Policy Charges - Life Insurance	22,774	21,578	5.5	100.0%	100.0%
Net Investment Income	14,638	13,590	7.7
Other Income	—	—	0.0

Total Revenues	37,412	35,168	6.4
Benefits, Claims, Losses and Settlement Expenses	22,590	19,981	13.1	99.2%	92.6%
Dividends to Policyholders	1,144	1,115	2.6	5.0%	5.2%
Amortization of Deferred Policy Acquisition Costs	4,575	2,945	55.3	20.1%	13.6%
Other Operating Expenses	4,417	4,015	10.0	19.4%	18.6%

Total Benefits, Losses and Expenses	32,726	28,056	16.6	143.7%	130.0%

Income Before Income Tax Expense	4,686	7,112	(34.1)
Income Tax Expense	1,483	2,234	(33.6)

Operating Income	3,203	4,878	(34.3)
Realized Investment Gains, Net of Tax	2,215	771	187.3

Net Income	$5,418	$5,649	(4.1)

Operating Income Per Share - Diluted	$0.04	$0.06	(34.7)
Net Income Per Share - Diluted	$0.07	$0.07	(4.6)

Operating Return on Equity	6.8%	7.4%

Return on Equity	8.9%	9.1%

Other Key Information (all information presented on a STAT-basis)
Annualized New Business Premium by LOB
Traditional Life	$3,566	$4,231	(15.7)
Universal Life	1,127	1,106	1.9
Interest-sensitive Life	631	597	5.7

Total Issued New Business Premium by LOB	$5,324	$5,934	(10.3)

Annualized New Business Premium by Region
Alabama	$4,605	$5,195	(11.4)
Georgia	361	406	(11.1)
Mississippi	358	333	7.5

Total Issued New Business Premium by Region	$5,324	$5,934	(10.3)

Actual vs. Expected Mortality Ratio *	102%	99%
Persistency Ratio *	90.6%	91.4%

Data may differ from actual due to rounding.

ALFA CORPORATION

NONINSURANCE SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,
	2007	2006	% Change
INCOME STATEMENT
Revenues
Equity Interest in MidCountry Financial (net of expense)	$465	$514	(9.5)
Loan Income (net of expense)	1,996	1,155	72.8
Other Net Investment Income	339	162	109.3

Total Net Investment Income	2,800	1,831	52.9
Fee/Commission Income - Agency Operations	10,014	10,810	(7.4)
Other Income	273	345	(20.9)

Total Other Income	10,287	11,155	(7.8)

Total Revenues	13,087	12,986	0.8
Benefits, Losses and Expenses
Claims and Settlement Expenses - Agency Operations	1,097	733	49.7
Other Operating Expenses - Loan/Lease Operations	1,162	1,274	(8.8)
Other Operating Expenses - Agency Operations	7,652	9,044	(15.4)
Other Operating Expenses - Other Operations	306	345	(11.3)

Total Benefits, Losses and Expenses	10,217	11,396	(10.3)

Income Before Income Tax Expense	2,870	1,590	80.5
Income Tax Expense	1,066	589	81.0

Operating Income (Loss)	1,804	1,001	80.2
Realized Investment Gains (Losses), Net of Tax	—	—	0.0

Net Income (Loss)	$1,804	$1,001	80.2

Operating Income (Loss) Per Share - Diluted	$0.02	$0.01	79.3
Net Income (Loss) Per Share - Diluted	$0.02	$0.01	79.3

Operating Return on Equity	1.3%	0.4%

Return on Equity	1.3%	0.3%

Other Key Information	3/31/07	3/31/06	% Change
Alfa Financial Corporation:
Loan Portfolio	$125,061	$127,210	(1.7)
Loan Portfolio Yield *	7.96%	7.51%
Loan Gross Charge-offs	$(732)	$172
Loan Net Charge-offs	$(752)	$134
Loan Delinquency Ratio *	1.59%	1.12%
MidCountry Financial Corporation:
Carrying Value (42% and 43% ownership at 3/31/07 and 3/31/06, respectively)	$58,129	$53,910	7.8
Equity in Net Earnings	$465	$514	(9.5)
Return on Carried Value *	3.2%	3.8%

Data may differ from actual due to rounding.

ALFA CORPORATION

CORPORATE SEGMENT AND ELIMINATIONS (UNAUDITED)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,
	2007	2006	% Change
INCOME STATEMENT
Revenues
Premiums - Life Insurance	$(146)	$—	(100.0)
Investment Loss	(191)	(201)	5.0
Interest Expense	(1,362)	(923)	(47.6)

Total Net Investment Loss	(1,553)	(1,124)	(38.2)
Other Income	(6,517)	(7,199)	9.5

Total Revenues	(8,216)	(8,323)	1.3
Benefits, Losses and Expenses
Claims and Settlement Expenses	(1,302)	(859)	(51.6)
Amortization of Deferred Policy Acquisition Costs	—	—	0.0
Other Operating Expenses	(3,984)	(6,408)	37.8

Total Benefits, Claims, Losses and Settlement Expenses	(5,286)	(7,267)	27.3

Loss Before Income Tax Expense (Benefit)	(2,930)	(1,056)	(177.5)
Income Tax Expense (Benefit)	(1,025)	(370)	(177.0)

Operating Income (Loss)	(1,905)	(686)	(177.7)
Realized Investment Gains (Losses), Net of Tax	—	—	0.0

Net Income (Loss)	$(1,905)	$(686)	(177.7)

Operating Income (Loss) Per Share - Diluted	$(0.02)	$(0.01)	(176.3)
Net Income (Loss) Per Share - Diluted	$(0.02)	$(0.01)	(176.3)

Data may differ from actual due to rounding.

ALFA CORPORATION

INVESTMENT PORTFOLIO

(in thousands, except ratios and per share data)

		Three Months Ended March 31,
		2007	2006	% Change
Alfa Corporation Consolidated Investment Portfolio - Other Key Information
					Yields
Net Investment Income and Pre-tax Yield:					2007	2006
Fixed Income Securities		$21,276	$19,458	9.3	5.8%	5.6%[1]
Equity Securities		989	964	2.6	3.4%	3.6%
Collateral Loans		2,527	2,343	7.9
Commercial Leases		23	48	(52.1)
Other Investment Income		7,284	5,846	24.6
Interest Expense		(3,918)	(3,422)	(14.5)
Investment Expenses		(733)	(1,261)	41.9

Total Net Investment Income		$27,448	$23,976	14.5

Investment Portfolio Composition:		3/31/07	12/31/06
Fixed Income Securities, by Rating:[2]
NAIC Rated	Moody’s Rated
1	Aaa/Aa/A	$1,443,734	$1,353,897	6.6
2	Baa	79,219	83,338	(4.9)
3	Ba	2,065	2,060	0.2
4	B	1,972	4,454	(55.7)
5	Caa	—	—	0.0
6	In or near default	—	—	0.0
Not Rated		3,000	3,000	0.0

Total Fixed Income Securities		1,529,990	1,446,749	5.8
Equity Securities		116,735	111,427	4.8
Collateral Loans		125,426	128,685	(2.5)
Other Invested Assets		305,677	319,457	(4.3)

Total Investments		2,077,828	2,006,318	3.6
Investment In Affiliates		117,397	120,819	(2.8)

Total		$2,195,225	$2,127,137	3.2

[1]

Yield on Fixed Income Securities is calculated as annualized income divided by the average of the beginning and end of period amortized investment balances for the same 12-month period, which exclude unrealized investment gains and losses.

[2]	Investment Portfolio Composition values for Fixed Income Securities are based on fair value for available for sale securities and amortized value for held for investment securities.

Data may differ from actual due to rounding.

ALFA CORPORATION

QUARTERLY FINANCIAL SUPPLEMENT

March 31, 2007

(Unaudited)

Additional Information

	03:1Q	03:2Q	03:3Q	03:4Q	2003
Pretax P&C Net Investment Income	6,910,185	7,653,547	7,423,546	6,516,131	28,503,409
Pretax P&C Operating Income	20,276,043	16,813,874	16,415,815	16,120,258	69,625,990
P&C Statutory Invested Assets	619,015,221	626,103,044	640,677,141	643,775,395
P&C Statutory Surplus	300,514,053	308,384,829	314,946,117	323,362,342
P&C Loss & LAE Reserves(1)	144,689,722	145,691,012	147,585,697	139,589,753

Pretax Life Net Investment Income	11,534,769	10,948,305	10,843,170	11,408,366	44,734,610
Pretax Life Operating Income	5,630,299	6,071,633	5,514,256	9,528,981	26,745,169
Life Statutory Invested Assets	771,143,631	809,472,299	808,833,684	823,345,514
Life Statutory Surplus	127,075,494	130,374,293	133,237,013	144,834,065

	04:1Q	04:2Q	04:3Q	04:4Q	2004
Pretax P&C Net Investment Income	7,422,200	7,529,905	8,148,041	11,646,118	34,746,264
Pretax P&C Operating Income	26,792,114	19,926,490	21,346,862	22,743,798	90,809,264
P&C Statutory Invested Assets(2)	663,386,315	668,080,084	722,795,981	716,630,234
P&C Statutory Surplus	335,394,591	343,130,340	340,815,304	369,838,232
P&C Loss & LAE Reserves(1)	144,839,184	144,417,593	151,118,973	150,856,684

Pretax Life Net Investment Income	11,464,207	12,070,627	13,044,596	12,549,202	49,128,632
Pretax Life Operating Income	6,101,031	4,881,196	5,704,300	8,778,931	25,465,458
Life Statutory Invested Assets	850,439,601	865,246,778	876,301,256	890,441,591
Life Statutory Surplus	147,078,186	149,627,085	151,079,986	161,992,039

	05:1Q	05:2Q	05:3Q	05:4Q	2005
Pretax P&C Net Investment Income	9,310,764	8,926,932	11,232,799	10,729,178	40,199,673
Pretax P&C Operating Income	19,002,266	33,255,773	29,255,953	24,178,448	105,692,440
P&C Statutory Invested Assets(2)	705,855,331	715,563,873	720,574,977	733,114,630
P&C Statutory Surplus	372,285,887	385,401,304	398,052,284	407,475,146
P&C Loss & LAE Reserves(1)	145,569,327	141,926,723	149,282,527	157,988,560

Pretax Life Net Investment Income	12,226,938	13,061,800	12,661,842	13,012,004	50,962,584
Pretax Life Operating Income	7,722,260	7,001,604	6,004,445	9,749,301	30,477,610
Life Statutory Invested Assets	923,042,022	932,889,527	957,943,993	957,658,384
Life Statutory Surplus	163,786,697	167,102,347	171,890,971	177,189,239

	06:1Q	06:2Q	06:3Q	06:4Q	2006
Pretax P&C Net Investment Income	9,678,917	8,867,842	10,230,689	10,639,827	39,417,275
Pretax P&C Operating Income	19,996,255	32,528,491	27,338,061	29,125,239	108,988,046
P&C Statutory Invested Assets(2)	781,525,886	792,053,522	789,965,735	815,633,254
P&C Statutory Surplus	410,789,564	430,367,018	424,266,223	450,690,007
P&C Loss & LAE Reserves(1)	163,390,031	161,008,518	164,960,736	170,675,884

Pretax Life Net Investment Income	13,590,101	13,716,250	14,296,140	14,924,804	56,527,295
Pretax Life Operating Income	7,113,633	6,783,319	8,585,952	11,599,737	34,082,641
Life Statutory Invested Assets	1,002,957,159	999,648,875	1,017,945,275	1,031,591,536
Life Statutory Surplus	182,409,009	179,808,669	184,518,325	202,198,338

	07:1Q	07:2Q	07:3Q	07:4Q	2007
Pretax P&C Net Investment Income	11,561,426				11,561,426
Pretax P&C Operating Income	13,742,157				13,742,157
P&C Statutory Invested Assets(2)	858,199,394
P&C Statutory Surplus	458,720,955
P&C Loss & LAE Reserves(1)	186,168,206

Pretax Life Net Investment Income	14,638,077				14,638,077
Pretax Life Operating Income	4,685,844				4,685,844
Life Statutory Invested Assets	1,066,821,010
Life Statutory Surplus	206,159,735

(1)	P&C Loss & LAE Reserves for fourth quarter 2003, fourth quarter 2004 and periods beginning in 2005 include salvage and subrogation receivables.

(2)	P&C Statutory Invested Assets for fourth quarter 2004 and periods beginning in 2005 reflect a reclassification of premium installment plan receivables into Accounts Receivable.

Definitions of Non-GAAP, GAAP and Operating Measures

Management believes that disclosure of the following non-GAAP financial measures provides investors with meaningful tools to assess the Company’s ongoing operations. Our methods of calculating these measures may differ from those used by other companies, thereby limiting comparability.

Operating Income is defined as net income excluding realized investment gains and losses, net of applicable taxes. Management uses operating income as a measure of the Company’s ongoing profitability since it eliminates the effect of securities market volatility from earnings.

Operating Income per Share is defined as operating income divided by the weighted average shares outstanding for the reporting period. Management uses operating income per share as a measure of the Company’s ongoing profitability since it eliminates the effect of securities market volatility from earnings.

Operating Return on Equity (Current Period) is defined as operating income for the trailing 12-month period divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Operating Return on Equity (Prior Period) is defined as operating income for the prior year divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Return on Equity (Current Period) is defined as net income for the trailing 12-month period divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Return on Equity (Prior Period) is defined as net income for the prior year divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Management uses the following GAAP ratios to measure the Company’s ongoing operations. They are calculated as follows:

Loss Ratio is defined as incurred losses divided by earned premiums.

Loss Adjustment Expense Ratio is defined as loss adjustment expenses divided by earned premiums.

Operating Expense Ratio is defined as total operating expenses divided by earned premiums.

Combined Ratio is defined as the sum of the loss ratio, the loss adjustment expense ratio and the expense ratio or the sum of incurred losses, loss adjustment expenses and total operating expenses divided by earned premiums.

Management uses the following operating statistics to measure components of the Company’s ongoing operations. They are calculated as follows:

Lapse Ratio is defined as the number of policies lapsing as a percentage of billings produced during a stated time period.

Actual vs. Expected Mortality Ratio is defined as benefit payments divided by the actuarially estimated benefit payments for the stated time period.

Persistency Ratio is defined as the annualized premium of policies in force at the end of the period as a percentage of the annualized premium paid at the end of the period.

Loan Portfolio Yield is defined as annualized interest income divided by the loan portfolio balance.

Loan Delinquency Ratio is defined as the amount of loans 30 or more days past due divided by the loan portfolio balance.

Return on Carried Value is defined as equity in net earnings divided by the simple average of beginning and end of period carrying value.

Certain amounts in prior periods have been reclassified to conform to the presentation adopted in the current period. Such reclassifications did not impact earnings.